Exhibit 99.1

Intrexon Announces Third Quarter 2016 Financial Results

– Quarterly GAAP revenues of $49.0 million and net loss of $29.0 million including non-cash charges of $25.5 million –

– Adjusted EBITDA (as redefined) of $(3.7) million –

– Adjusted EBITDA (as previously defined) of $(5.6) million –

GERMANTOWN, MD, November 9, 2016 – Intrexon Corporation (NYSE: XON), a leader in the engineering and industrialization of biology to improve the quality of life and health of the planet, today announced its third quarter financial results for 2016.

Changes to non-GAAP financial measures:

Beginning this quarter, the Company has redefined its Adjusted EBITDA and Adjusted EBITDA per share measures, which will no longer include an adjustment for the impact of the change in deferred revenue related to upfront and milestone payments, to comply with new interpretations on non-GAAP financial measures recently issued by the SEC staff. The prior period non-GAAP financial measures have been revised to conform to the current presentation. Refer to the Appendix to this earnings release for a reconciliation of the revised and previously defined Adjusted EBITDA measures in the current and prior periods. Going forward, the Company will no longer present Adjusted EBITDA based on the previous definition. However, supplemental information about the impact of the change in deferred revenue related to upfront and milestone payments will continue to be provided in future periods. Adjusted EBITDA as previously defined can be calculated by adding the redefined Adjusted EBITDA measure and the impact of the change in deferred revenue related to upfront and milestone payments.

Business Highlights and Recent Developments:

•	Oxitec opened its new 5,000 m² large scale Friendly™ Aedes mosquito production facility in Piracicaba, Brazil. It has the capacity to produce 60 million Friendly™ Aedes per week which can help protect up to 3 million people by reducing local populations of the dangerous Aedes aegypti mosquito, the primary vector of Zika, chikungunya, dengue and other damaging viruses;

•	Oxitec and Piracicaba City Hall announced deployment of Friendly™ Aedes in ten additional downtown neighborhoods in September which along with São Judas comprise the entire area of the Friendly™ Aedes project expansion in Piracicaba to help protect an additional 60,000 residents;

•	The Cayman Islands Mosquito Research and Control Unit commenced the “Friendly Aedes aegypti Project”, an operational roll-out of Oxitec’s Friendly™ technology in an hotspot area of West Bay;

•	A bipartisan coalition of 61 Florida House members issued a letter urging the U.S. Federal Government to take proactive steps including Emergency Use Authorization to allow Florida’s state and local governments to use Oxitec’s genetically engineered Friendly™ Aedes;

•	Okanagan Specialty Fruits (OSF) achieved the first commercial harvest of its non-browning Arctic® Golden apple variety which will be sold as fresh sliced apples in test markets across North America in early 2017;

•	OSF’s non-browning Arctic® Fuji apple variety was granted deregulated status by the U.S. Department of Agriculture’s Animal and Plant Health Inspection Service and found to be as safe and nutritious as conventional apples, joining OSF’s Arctic® Golden and Arctic® Granny varieties;

•	AquaBounty Technologies, Inc., Intrexon’s majority-owned subsidiary, reported Canada’s Federal Court of Appeal upheld the AquAdvantage® Salmon approval, and the company is advancing its business plan to prepare for expanded production and commercial launch, which includes identification of additional aquaculture facilities in the U.S.;

•	AquaBounty filed a Form 10 registration statement for listing its Common Shares on the NASDAQ exchange. Intrexon has agreed to an equity subscription and will convert all of the outstanding convertible debt it holds to help satisfy the initial listing requirements. Intrexon also plans to distribute a portion of its holding of AquaBounty common shares via a stock dividend to its shareholders while retaining a majority ownership stake;

•	Collaborator ZIOPHARM Oncology, Inc. (NASDAQ: ZIOP) announced the publication of data in the Journal of Clinical Investigation (JCI) from first-in-human trials highlighting benefits of using the non-viral Sleeping Beauty system to genetically modify T-cells to express chimeric antigen receptors (CAR) for use against leukemia and lymphomas;

•	ZIOPHARM presented data at the European Society for Medical Oncology 2016 Congress in Copenhagen, Denmark, demonstrating activation of anti-tumor immune response using Ad-RTS-hIL-12 in patients with advanced breast cancer;

•	Collaborator Fibrocell Science, Inc. (NASDAQ: FCSC) completed enrollment in the NC1+ cohort and enrolled first subject for the NC1- cohort in the Phase I/II clinical trial of FCX-007, Fibrocell’s orphan gene-therapy product candidate, for the treatment of Recessive Dystrophic Epidermolysis Bullosa;

•	Collaborator Oragenics, Inc. (NYSE MKT: OGEN) received supportive feedback from the U.S. Food and Drug Administration in response to request for a Type C meeting concerning Phase 2 study protocols for its oral mucositis therapeutic candidate, AG013;

•	Oragenics announced selection of a second generation lantibiotic, OG716, an orally-active homolog that has exhibited positive results in an animal model for treatment of Clostridium difficile, and plans to begin IND enabling studies;

•	New animal model data advancing the understanding of hypertrophic cardiomyopathy (HCM) utilizing Exemplar Genetics’ custom miniswine research model of HCM created for Myokardia, Inc. will be highlighted at the American Heart Association Scientific Sessions 2016 in New Orleans on November 15th;

•	Two publications in the JCI demonstrated the potential of Exemplar Genetics ExeGen® CFTR miniswine research models to help define and develop effective gene therapies for cystic fibrosis;

•	Entered into Exclusive Channel Collaborations with Genten Therapeutics, Inc. and CRB Bio, Inc., two startups backed by the Harvest Intrexon Enterprise Fund. Genten Therapeutics will center efforts on ActoBiotics™ expression of gluten peptides to reestablish immune tolerance for patients with celiac disease. CRS Bio will focus on targeted delivery of antibodies for treatment of chronic rhinosinusitis leading to improved breathing and patients’ quality of life; and

•	Appointed Lieutenant General (Ret.) Thomas P. Bostick, Ph.D., P.E., who most recently served as the 53rd U.S. Army Chief of Engineers and the Commanding General of the U.S. Army Corps of Engineers, as Senior Vice President and Head of the Environment Sector. He will oversee the Company’s strategies and programs to deploy biologically based solutions for the protection and remediation of the environment.

Third Quarter Financial Highlights:

•	Total revenues of $49.0 million, a decrease of 8% from the third quarter of 2015;

•	Net loss of $29.0 million attributable to Intrexon, or $(0.24) per basic share, including non-cash charges of $25.5 million;

•	Adjusted EBITDA (as redefined) of $(3.7) million, or $(0.03) per basic share;

•	Adjusted EBITDA (as previously defined) of $(5.6) million, or $(0.05) per basic share;

•	The net decrease in deferred revenue related to upfront and milestone payments, which represents the cash and stock received from collaborators less the amount of revenue recognized during the period, was $1.8 million compared to $4.0 million in the third quarter of 2015;

•	Cash consideration received for reimbursement of research and development services covered 60% of cash operating expenses (exclusive of operating expenses of consolidated subsidiaries);

•	Total consideration received for technology access fees, reimbursement of research and development services and products and services revenues covered 80% of consolidated cash operating expenses; and

•	Cash, cash equivalents, and short-term and long-term investments totaled $280.7 million, the value of investment in preferred stock totaled $123.7 million, and the value of equity securities totaled $39.4 million at September 30, 2016.

Year-to-Date Financial Highlights:

•	Total revenues of $144.9 million, an increase of 10% over the nine months ended September 30, 2015;

•	Net loss of $142.5 million attributable to Intrexon, or $(1.21) per basic share, including non-cash charges of $120.1 million;

•	Adjusted EBITDA (as redefined) of $(20.8) million, or $(0.18) per basic share;

•	Adjusted EBITDA (as previously defined) of $107.0 million, or $0.91 per basic share;

•	The net increase in deferred revenue related to upfront and milestone payments was $127.8 million compared to $51.8 million in the nine months ended September 30, 2015;

•	Cash consideration received for reimbursement of research and development services covered 58% of cash operating expenses (exclusive of operating expenses of consolidated subsidiaries); and

•	Total consideration received for technology access fees, reimbursement of research and development services and products and services revenues covered 150% of consolidated cash operating expenses.

“While maintaining our capital efficiency, our team has made good progress across multiple dimensions,” commented Randal J. Kirk, Chairman and Chief Executive Officer of Intrexon. “We have devoted considerable resources toward bringing to market the more mature portion of our portfolio, while advancing a large number of developmental projects, both partnered and internal, and growing our capabilities – through the addition of personnel, now numbering approximately 900, improving our leadership team and expanding our technologic capabilities.”

Mr. Kirk concluded, “We anticipate a very strong finish for this excellent year of accomplishment. Our strategy, resources, team, plans, ongoing projects and the engagement we currently enjoy give us great confidence that we truly can and should lead the bioindustrial revolution, a development that is becoming more obvious and more needed by the day.”

Third Quarter 2016 Financial Results Compared to Prior Year Period

Total revenues were $49.0 million for the quarter ended September 30, 2016 compared to $53.4 million for the quarter ended September 30, 2015, a decrease of $4.4 million, or 8%. Collaboration and licensing revenues decreased $4.1 million from the quarter ended September 30, 2015 due to the recognition in 2015 of previously deferred revenue related to collaboration agreements for which the Company satisfied all of its obligations or which were terminated during the quarter ended September 30, 2015. This decrease was offset by (i) the recognition of deferred revenue for upfront payments received from collaborations signed by the Company between October 1, 2015 and September 30, 2016 and the recognition of the payment received in June 2016 from ZIOPHARM to amend their collaborations; and (ii) increased research and development services for these collaborations and for the progression or the addition of new programs with previously existing collaborators. Product revenues were $9.3 million for the quarter ended September 30, 2016 compared to $9.4 million for the quarter ended September 30, 2015, a decrease of $0.1 million, or 2%. Gross margin on products improved in the current period primarily due to a decline in the average cost of cows. Service revenues were $8.7 million for the quarter ended September 30, 2016 compared to $8.9 million for the quarter ended September 30, 2015, a decrease of $0.2 million, or 3%. Gross margin on services decreased in the current period primarily due to an increase in service related costs in the current period driven by increased headcount to support future revenue growth.

Total operating expenses were $77.8 million for the quarter ended September 30, 2016 compared to $61.3 million for the quarter ended September 30, 2015, an increase of $16.5 million, or 27%. Research and development expenses increased $7.4 million, or 34%, due primarily to increases in (i) salaries, benefits and other personnel costs for research and development employees, (ii) lab supplies and consulting expenses, and (iii) depreciation and amortization. Salaries, benefits and other personnel costs increased $2.1 million due to (i) an increase in research and development headcount to support new and expanded collaborations and (ii) a full period of costs for research and development employees assumed in the Company’s acquisition of Oxitec in September 2015. Lab supplies and consulting expenses increased $3.9 million as a result of (i) the progression into the preclinical phase with certain of Intrexon’s collaborators; (ii) the increased level of research and development services provided to the Company’s collaborators; and (iii) a full period of costs incurred as a result of the Company’s September 2015 acquisition of Oxitec. Depreciation and amortization increased $0.9 million primarily as a result of (i) the inclusion of a full period of depreciation and amortization on property, equipment and intangible assets acquired in the Company’s 2015 acquisitions, (ii) amortization of developed technology acquired from EnviroFlight in February 2016, and (iii) amortization related to AquaBounty’s intangible assets upon regulatory approval in November 2015. Selling, general and administrative (SG&A) expenses increased $10.8 million, or 47%, over the third quarter of 2015. Legal and professional expenses increased $4.5 million due to (i) consulting expenses payable in shares of Intrexon’s common stock pursuant to the Company’s services agreement with Third Security, LLC, or Third Security, which the Company entered into in November 2015; (ii) expenses incurred to support domestic and international government affairs for regulatory and other approvals necessary to commercialize the Company’s products and services; (iii) increased legal fees to defend ongoing litigation; and (iv) incremental costs incurred to support the ongoing operations of the Company’s 2015 acquisitions. Salaries, benefits and other personnel costs for SG&A employees increased $5.3 million due to increased headcount, including the hiring of two new executive officers and additional business development professionals, to support the Company’s expanding operations, as well as its acquisition of Oxitec in September 2015.

Year-to-Date 2016 Financial Results Compared to Prior Year Period

Total revenues were $144.9 million for the nine months ended September 30, 2016 compared to $132.1 million for the nine months ended September 30, 2015, an increase of $12.8 million, or 10%. Collaboration and licensing revenues increased $15.5 million over the nine months ended September 30, 2015 primarily due to (i) the recognition of deferred revenue for upfront payments received from collaborations signed by the Company between October 1, 2015 and September 30, 2016, including the payment received in June 2016 from ZIOPHARM to amend their collaborations; and (ii) increased research and development services for these collaborations and for the progression of programs or the addition of new programs with previously existing collaborators. This increase is partially offset by the recognition in 2015 of previously deferred revenue related to collaboration agreements for which the Company satisfied all of its obligations of which were terminated during 2015. Product revenues were $28.7 million for the nine months ended September 30, 2016 compared to $32.6 million for the nine months ended September 30, 2015, a decrease of $3.9 million, or 12%. The decrease in product revenues primarily relates to a decrease in quantities sold of livestock previously used in production and live calves sold due to lower customer demand. These decreases were partially offset by an increase in the quantity of weaned calves sold due to higher customer demand. Gross margin on products decreased due to a decline in the average sales prices of livestock previously used in production and also of live calves, and is partially offset by an increase in gross margin on sales of pregnant cows due to a decline in the average cost of cows. Service revenues were $33.3 million for the nine months ended September 30, 2016 compared to $32.2 million for the nine months ended September 30, 2015, an increase of $1.1 million, or 4%. The increase relates to an increase in the number of in vitro fertilization cycles performed due to higher customer demand. Gross margin on services was consistent period over period.

Total operating expenses were $237.5 million for the nine months ended September 30, 2016 compared to $244.6 million for the nine months ended September 30, 2015, a decrease of $7.1 million, or 3%. Research and development expenses declined $38.0 million, or 31%, due primarily to the inclusion in 2015 of a $59.6 million payment in common stock for an exclusive license to certain technologies owned by the University of Texas MD Anderson Cancer Center. This decrease was partially offset by increases in (i) salaries, benefits and other personnel costs for research and development employees, (ii) lab supplies and consulting expenses, and (iii) depreciation and amortization. Salaries, benefits and other personnel costs increased $6.7 million due to (i) an increase in research and development headcount to support new and expanded collaborations and (ii) costs for research and development employees assumed in the Company’s acquisition of Oxitec in September 2015. Lab supplies and consulting expenses increased $10.1 million as a result of (i) the progression into the preclinical phase with certain of Intrexon’s collaborators; (ii) the increased level of research and development services provided to the Company’s collaborators; and (iii) costs incurred as a result of the Company’s September 2015 acquisition of Oxitec. Depreciation and amortization increased $4.7 million primarily as a result of (i) the inclusion of a full period of depreciation and amortization on property, equipment and intangible assets acquired in the Company’s 2015 acquisitions and (ii) amortization related to AquaBounty’s intangible assets upon regulatory approval in November 2015. SG&A expenses increased $32.6 million, or 44%, over the nine months ended September 30, 2015. Salaries, benefits and other personnel costs for SG&A employees increased $9.2 million due to (i) increased headcount, including the hiring of two new executive officers and additional business development professionals, to support the Company’s expanding operations; (ii) noncash compensation paid to the Company’s CEO pursuant to the compensation agreement entered into in November 2015; (iii) a full period of stock compensation expense for officers hired in 2015; and (iv) salaries, benefits and other personnel costs for employees assumed in the Company’s acquisition of Oxitec in September 2015. These increases were partially offset by a decrease in stock compensation and other compensation expenses resulting primarily from the departure of certain officers of the Company in 2016. Legal and professional expenses increased $13.9 million primarily due to (i) consulting expenses payable in shares of Intrexon’s common stock pursuant to the Company’s services agreement with Third Security which the Company entered into in November 2015; (ii) expenses incurred to support domestic and international government affairs for regulatory and other approvals necessary to commercialize the Company’s products and services; (iii) increased legal fees for trial and post-trial activities in Trans Ova Genetics, L.C.’s, or Trans Ova, litigation with XY, LLC, and to defend ongoing litigation; and (iv) incremental costs incurred to support the ongoing operations of the Company’s 2015 acquisitions and other business development activities. In 2016, the Company also recorded $4.2 million in litigation expenses arising from the entrance of a court order in Trans Ova’s trial with XY, LLC.

Total other income (expense), net, was $(39.1) million for the nine months ended September 30, 2016 compared to $65.1 million for the nine months ended September 30, 2015, a decrease of $104.2 million, or 160%. This decrease was attributable to the $81.4 million realized gain recognized upon the special stock dividend of all of Intrexon’s shares of ZIOPHARM to the Company’s shareholders in June 2015 and the decrease in fair value of the Company’s equity securities portfolio.

Conference Call and Webcast

The Company will host a conference call today Wednesday, November 9th, at 5:30 PM ET to discuss the third quarter 2016 financial results and provide a general business update. The conference call may be accessed by dialing 1-888-317-6003 (Domestic US), 1-866-284-3684 (Canada), and 1-412-317-6061 (International) and providing the number 9503836 to join the Intrexon Corporation Call. Participants may also access the live webcast through Intrexon’s website in the Investors section at http://investors.dna.com/events.

About Intrexon Corporation

Intrexon Corporation (NYSE: XON) is Powering the Bioindustrial Revolution with Better DNA™ to create biologically-based products that improve the quality of life and the health of the planet. Intrexon’s integrated technology suite provides its partners across diverse markets with industrial-scale design and development of complex biological systems delivering unprecedented control, quality, function, and performance of living cells. We call our synthetic biology approach Better DNA®, and we invite you to discover more at www.dna.com or follow us on Twitter at @Intrexon, on Facebook, and LinkedIn.

Non-GAAP Financial Measures

This press release presents Adjusted EBITDA (as redefined), Adjusted EBITDA (as previously defined), and Adjusted EBITDA per share, which are non-GAAP financial measures within the meaning of applicable rules and regulations of the Securities and Exchange Commission (SEC). For a reconciliation of these measures to the most directly comparable financial measure calculated in accordance with generally accepted accounting principles and for a discussion of the reasons why the company believes that these non-GAAP financial measures provide information that is useful to investors see the tables below under “Reconciliation of GAAP to Non-GAAP Measures.” Such information is provided as additional information, not as an alternative to Intrexon’s consolidated financial statements presented in accordance with GAAP, and is intended to enhance an overall understanding of the Intrexon’s current financial performance.

Trademarks

Intrexon, ActoBiotics, Powering the Bioindustrial Revolution with Better DNA, and Better DNA are trademarks of Intrexon and/or its affiliates. Other names may be trademarks of their respective owners.

Safe Harbor Statement

Some of the statements made in this press release are forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon Intrexon’s current expectations and projections about future events and generally relate to Intrexon’s plans, objectives and expectations for the development of Intrexon’s business. Although management believes that the plans and objectives reflected in or suggested by these forward-looking statements are reasonable, all forward-looking statements involve risks and uncertainties and actual future results may be materially different from the plans, objectives and expectations expressed in this press release. These risks and uncertainties include, but are not limited to, (i) Intrexon’s current and future ECCs and joint ventures; (ii) Intrexon’s ability to successfully enter new markets or develop additional products, whether with its collaborators or independently; (iii) actual or anticipated variations in Intrexon’s operating results; (iv) actual or anticipated fluctuations in Intrexon’s competitors’ or its collaborators’ operating results or changes in their respective growth rates; (v) Intrexon’s cash position; (vi) market conditions in Intrexon’s industry; (vii) the volatility of Intrexon’s stock price; (viii) Intrexon’s ability, and the ability of its collaborators, to protect Intrexon’s intellectual property and other proprietary rights and technologies; (ix) Intrexon’s ability, and the ability of its collaborators, to adapt to changes in laws or regulations and policies; (x) the outcomes of pending or future litigation; (xi) the rate and degree of market acceptance of any products developed by a collaborator under an ECC or through a joint venture; (xii) Intrexon’s ability to retain and recruit key personnel; (xiii) Intrexon’s expectations related to the use of proceeds from its public offerings and other financing efforts; (xiv) Intrexon’s estimates regarding expenses, future revenue, capital requirements and needs for additional financing; and (xv) Intrexon’s expectations relating to its subsidiaries and other affiliates. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Intrexon’s actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Intrexon’s Annual Report on Form 10-K, as well as discussions of potential risks, uncertainties, and other important factors in Intrexon’s subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and Intrexon undertakes no duty to update this information unless required by law.

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For more information regarding Intrexon Corporation, contact:

Investor Contact: Christopher Basta Vice President, Investor Relations Tel: +1 (561) 410-7052 investors@intrexon.com	Corporate Contact: Marie Rossi, Ph.D. Senior Manager, Technical Communications Tel: +1 (301) 556-9850 publicrelations@intrexon.com

Intrexon Corporation and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands)	September 30, 2016	December 31, 2015
Assets
Current assets
Cash and cash equivalents	$69,707	$135,782
Restricted cash	6,987	—
Short-term investments	166,839	102,528
Receivables
Trade, net	22,034	25,101
Related parties	16,159	23,597
Notes, net	1,505	601
Other	2,521	2,995
Inventory	21,880	26,563
Prepaid expenses and other	8,591	6,634

Total current assets	316,223	323,801
Long-term investments	44,122	105,447
Equity securities	39,432	83,653
Investment in preferred stock	123,676	—
Property, plant and equipment, net	54,429	42,739
Intangible assets, net	238,581	247,535
Goodwill	159,793	165,169
Investments in affiliates	25,847	9,977
Other assets	3,485	3,725

Total assets	$1,005,588	$982,046

Liabilities and Total Equity
Current liabilities
Accounts payable	$7,866	$4,967
Accrued compensation and benefits	11,011	19,050
Other accrued liabilities	16,353	7,949
Deferred revenue	54,937	35,366
Lines of credit	549	561
Current portion of long term debt	471	930
Current portion of deferred consideration	8,723	6,931
Related party payables	611	150

Total current liabilities	100,521	75,904
Long term debt, net of current portion	7,950	7,598
Deferred consideration, net of current portion	—	8,698
Deferred revenue, net of current portion	267,460	162,363
Deferred tax liabilities	18,060	21,802
Other long term liabilities	3,177	795

Total liabilities	397,168	277,160

Commitments and contingencies
Total equity
Common stock	—	—
Additional paid-in capital	1,310,979	1,249,559
Accumulated deficit	(685,204)	(542,729)
Accumulated other comprehensive loss	(25,302)	(12,752)

Total Intrexon shareholders’ equity	600,473	694,078
Noncontrolling interests	7,947	10,808

Total equity	608,420	704,886

Total liabilities and total equity	$1,005,588	$982,046

Intrexon Corporation and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three months ended		Nine months ended
(Amounts in thousands, except share and per share data)	September 30,		September 30
	2016	2015	2016	2015
Revenues
Collaboration and licensing revenues	$30,590	$34,726	$82,144	$66,690
Product revenues	9,260	9,446	28,699	32,645
Service revenues	8,706	8,945	33,298	32,157
Other revenues	429	250	783	615

Total revenues	48,985	53,367	144,924	132,107

Operating Expenses
Cost of products	9,156	11,215	29,471	31,654
Cost of services	5,803	5,451	17,807	17,316
Research and development	29,035	21,598	83,266	121,286
Selling, general and administrative	33,812	23,019	106,956	74,320

Total operating expenses	77,806	61,283	237,500	244,576

Operating loss	(28,821)	(7,916)	(92,576)	(112,469)

Other Income (Expense), Net
Unrealized and realized appreciation (depreciation) in fair value of equity securities	412	(30,453)	(45,388)	64,392
Interest expense	(227)	(310)	(759)	(1,012)
Interest and dividend income	4,494	567	5,817	1,211
Other income (expense), net	(32)	589	1,205	530

Total other income (expense), net	4,647	(29,607)	(39,125)	65,121
Equity in net loss of affiliates	(6,255)	(2,429)	(16,951)	(6,565)

Loss before income taxes	(30,429)	(39,952)	(148,652)	(53,913)
Income tax benefit (expense)	418	923	3,290	(806)

Net loss	$(30,011)	$(39,029)	$(145,362)	$(54,719)
Net loss attributable to the noncontrolling interests	1,029	816	2,887	2,940

Net loss attributable to Intrexon	$(28,982)	$(38,213)	$(142,475)	$(51,779)

Net loss per share, basic and diluted	$(0.24)	$(0.34)	$(1.21)	$(0.47)

Weighted average shares outstanding, basic and diluted	118,346,782	112,244,129	117,785,160	109,244,641

Intrexon Corporation and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

(Unaudited)

Adjusted EBITDA and Adjusted EBITDA per share. To supplement Intrexon’s financial information presented in accordance with U.S. generally accepted accounting principles (“GAAP”), Intrexon presents Adjusted EBITDA and Adjusted EBITDA per share. Beginning this quarter, the Company redefined these measures, which will no longer include an adjustment for the impact of the change in deferred revenue related to upfront and milestone payments. Refer to the Appendix to this earnings release for a reconciliation of the revised and previously defined Adjusted EBITDA measures in current and prior periods.

A reconciliation of Adjusted EBITDA (as redefined) to net income or loss attributable to Intrexon under GAAP appears below. Adjusted EBITDA is a non-GAAP financial measure that Intrexon calculates as net income or loss attributable to Intrexon adjusted for income tax expense or benefit, interest expense, depreciation and amortization, stock-based compensation, shares issued as compensation for services, bad debt expense, noncash research and development expenses related to the acquisition of Intrexon’s license agreement with the University of Texas MD Anderson Cancer Center, litigation expenses, realized and unrealized appreciation or depreciation in the fair value of equity securities, and equity in net loss of affiliates. Adjusted EBITDA and Adjusted EBITDA per share are key metrics for Intrexon’s management and Board of Directors for evaluating the Company’s financial and operating performance, generating future operating plans and making strategic decisions about the allocation of capital. Management and the Board of Directors believe that Adjusted EBITDA and Adjusted EBITDA per share are useful to understand the long-term performance of Intrexon’s core business and facilitate comparisons of the Company’s operating results over multiple reporting periods. Intrexon is providing this information to investors and others to assist them in understanding and evaluating the Company’s operating results in a manner similar to how its management and Board of Directors evaluate operating results (except for the impact of the change in deferred revenue related to upfront and milestone payments, which is adjusted in the measures evaluated by management and the Board of Directors but no longer presented due to new SEC guidance on non-GAAP measures). While Intrexon believes that its non-GAAP financial measures are useful in evaluating its business, and may be of use to investors, this information should be considered as supplemental in nature and is not meant as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as non-GAAP financial measures presented by other companies. Adjusted EBITDA and Adjusted EBITDA per share are not measures of financial performance under GAAP, and are not intended to represent cash flows from operations nor earnings per share under GAAP and should not be used as an alternative to net income or loss as an indicator of operating performance or to represent cash flows from operating, investing or financing activities as a measure of liquidity. Intrexon compensates for the limitations of Adjusted EBITDA and Adjusted EBITDA per share by using them only to supplement the Company’s GAAP results to provide a more complete understanding of the factors and trends affecting the Company’s business. Adjusted EBITDA and Adjusted EBITDA per share have limitations as an analytical tool and you should not consider them in isolation or as a substitute for analysis of Intrexon’s results as reported under GAAP.

In addition to the reasons stated above, which are generally applicable to each of the items Intrexon excludes from its non-GAAP financial measure, Intrexon believes it is appropriate to exclude certain items from the definition of Adjusted EBITDA for the following reasons:

•	Interest expense may be subject to changes in interest rates which are beyond Intrexon’s control;

•	Depreciation of Intrexon’s property and equipment and amortization of acquired identifiable intangibles can be affected by the timing and magnitude of business combinations and capital asset purchases;

•	Stock-based compensation expense is a noncash expense and may vary significantly based on the timing, size and nature of awards granted and also because the value is determined using formulas which incorporate variables, such as market volatility;

•	Shares issued as compensation for services and bad debt expense are noncash expenses which Intrexon excludes in evaluating its financial and operating performance;

•	Unrealized and realized appreciation or depreciation in the fair value of securities which Intrexon holds in its collaborators may be significantly impacted by market volatility and other factors which are outside of the Company’s control in the short term and Intrexon intends to hold these securities over the long term except as provided above;

•

Equity in net loss of affiliate reflects Intrexon’s proportionate share of the income or loss of entities over which the Company has significant influence, but not control, and accounts for using the equity method of accounting. The Company’s acquisition of the license agreement with the University of Texas MD Anderson Cancer Center was a noncash expense Intrexon incurred to obtain access to specific technologies, which are strategic to the Company. Intrexon believes excluding the impact of such losses or gains on these types of strategic investments from its operating results is important to facilitate comparisons between periods; and

•	Litigation expenses are an estimate of the net amount due, including prejudgment interest, as a result of the final court order from Intrexon’s trial with XY, LLC. Intrexon believes it has compelling grounds to overturn the adverse rulings of the court order through appellate action and that, as a result, the amount of the damages could be reduced or eliminated.

Furthermore, supplemental information about the impact of the change in deferred revenue related to upfront and milestone payments is provided below. GAAP requires Intrexon to account for its collaborations as multiple-element arrangements. As a result, the Company initially defers certain collaboration revenues because certain of its performance obligations cannot be separated and must be accounted for as one unit of accounting. The collaboration revenues that Intrexon so defers arise from upfront and milestone payments received from the Company’s collaborators, which Intrexon recognizes over the future performance period even though the Company’s right to such consideration is neither contingent on the results of Intrexon’s future performance nor refundable in the event of nonperformance. The supplemental information about the change in deferred revenue removes the noncash revenue recognized during the period and includes the cash and stock received from collaborators for upfront and milestone payments during the period. Management and the Board of Directors consider this information in evaluating Intrexon’s operating performance as they believe it permits the quarterly and annual comparisons of the Company’s ability to consummate new collaborations or to achieve significant milestones with existing collaborators.

The following table presents a reconciliation of net income (loss) attributable to Intrexon to EBITDA and also to Adjusted EBITDA, as well as the calculation of Adjusted EBITDA per share, for each of the periods indicated:

	Three months ended		Nine months ended
	September 30,		September 30,
	2016	2015	2016	2015
	(In thousands)
Net loss attributable to Intrexon	$(28,982)	$(38,213)	$(142,475)	$(51,779)
Interest expense	159	292	615	960
Income tax expense (benefit)	(418)	(923)	(3,290)	806
Depreciation and amortization	5,858	4,815	17,292	12,040

EBITDA	$(23,383)	$(34,029)	$(127,858)	$(37,973)
Stock-based compensation	10,772	8,363	30,569	26,374
Shares issued as compensation for services	2,595	—	8,284	480
Bad debt expense	426	578	1,609	1,562
Research and development license with MD Anderson Cancer Center paid in stock	—	—	—	59,579
Litigation expense	—	—	4,228	—
Unrealized and realized (appreciation) depreciation in fair value of equity securities	(412)	30,453	45,388	(64,392)
Equity in net loss of affiliates	6,255	2,429	16,951	6,565

Adjusted EBITDA (as redefined)	$(3,747)	$7,794	$(20,829)	$(7,805)

Weighted average shares outstanding, basic and diluted	118,346,782	112,244,129	117,785,160	109,244,641
Adjusted EBITDA per share, basic and diluted	$(0.03)	$0.07	$(0.18)	$(0.07)

Supplemental information:
Impact of change in deferred revenue related to upfront and milestone payments	$(1,811)	$(4,025)	$127,795	$51,841

Intrexon Corporation and Subsidiaries

Appendix – Reconciliation of redefined non-GAAP measures in prior periods

(Unaudited)

The following table reconciles the revised and previously defined Adjusted EBITDA measures in the current and prior periods. Going forward, the Company will no longer present Adjusted EBITDA based on the previous definition. However, supplemental information about the impact of the change in deferred revenue related to upfront and milestone payments will continue to be provided in future periods. Adjusted EBITDA as previously defined can be calculated by adding the redefined Adjusted EBITDA measure and the impact of the change in deferred revenue related to upfront and milestone payments.

	Three months ended		Nine months ended
	September 30,		September 30,
	2016	2015	2016	2015
	(In thousands)
Net loss attributable to Intrexon	$(28,982)	$(38,213)	$(142,475)	$(51,779)
Interest expense	159	292	615	960
Income tax expense (benefit)	(418)	(923)	(3,290)	806
Depreciation and amortization	5,858	4,815	17,292	12,040

EBITDA	$(23,383)	$(34,029)	$(127,858)	$(37,973)
Stock-based compensation	10,772	8,363	30,569	26,374
Shares issued as compensation for services	2,595	—	8,284	480
Bad debt expense	426	578	1,609	1,562
Research and development license with MD Anderson Cancer Center paid in stock	—	—	—	59,579
Litigation expense	—	—	4,228	—
Unrealized and realized (appreciation) depreciation in fair value of equity securities	(412)	30,453	45,388	(64,392)
Equity in net loss of affiliates	6,255	2,429	16,951	6,565

Adjusted EBITDA (as redefined)	$(3,747)	$7,794	$(20,829)	$(7,805)

Impact of change in deferred revenue related to upfront and milestone payments	(1,811)	(4,025)	127,795	51,841
Adjusted EBITDA (as previously defined)	$(5,558)	$3,769	$106,966	$44,036

Adjusted EBITDA (as redefined) per share, basic and diluted	$(0.03)	$0.07	$(0.18)	$(0.07)
Adjusted EBITDA (as previously defined) per share, basic	$(0.05)	$0.03	$0.91	$0.40
Adjusted EBITDA (as previously defined) per share, diluted	$(0.05)	$0.03	$0.90	$0.39